As filed with the Securities and Exchange Commission on January 25, 2024.

Registration No. 333-256474

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NANTHEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-3019889
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

760 W Fire Tower Rd, Suite 107

Winterville, North Carolina 28590

(855) 949-6268

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rao Haris Naseem, M.D.

Chief Executive Officer

NantHealth, Inc.

760 W Fire Tower Rd, Suite 107

Winterville, North Carolina 28590

(855) 949-6268

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Thomas E. Hornish Savir S. Punia Wilson Sonsini Goodrich & Rosati Professional Corporation 12235 El Camino Real San Diego, CA 92130 (858) 350-2300	Bob Petrou Chief Financial Officer NantHealth, Inc. 760 W Fire Tower Rd, Suite 107 Winterville, North Carolina 28590 (855) 949-6268

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable. Removal from registration of all securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is being filed by NantHealth, Inc., a Delaware corporation (the “Registrant”), to withdraw and remove from registration all of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), remaining unsold under the Registration Statement on Form S-3 (Registration No. 333-256474) (the “Registration Statement”) filed by the Registrant with the U.S. Securities and Exchange Commission on May 26, 2021, and became effective on June 2, 2021, registering for resale by the selling stockholders identified in the prospectus in the Registration Statement an aggregate of 25,337,835 shares of Common Stock.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the shares of Common Stock registered under the Registration Statement that remain unsold, the Registrant hereby removes from registration all of the shares of Common Stock registered but unsold under the Registration Statement as of the date hereof, if any. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winterville, North Carolina, on January 25, 2024.

NANTHEALTH, INC.

By:	/s/ Rao Haris Naseem, M.D.
Rao Haris Naseem, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rao Haris Naseem, M.D. Rao Haris Naseem, M.D.	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 25, 2024

/s/ Bob Petrou Bob Petrou	Chief Financial Officer (Principal Financial and Accounting Officer)	January 25, 2024

* Patrick Soon-Shiong, M.D.	Chairman of the Board	January 25, 2024

* Kirk K. Calhoun	Director	January 25, 2024

* Michael Blaszyk	Director	January 25, 2024

*By:

/s/ Bob Petrou
Bob Petrou
Attorney-in-Fact January 25, 2024

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